EXHIBIT 99.3

PROXY	PROXY

TELLIUM, INC.

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                     , 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints WILLIAM J. PROETTA and MICHAEL J. LOSCH, and each of them, with full powers of substitution in each, as proxies for the undersigned, to represent the undersigned and to vote all of the shares of common stock of Tellium, Inc. which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Special Meeting of Stockholders (the “Meeting”) to be held on                     , 2003, at          a.m. local time, at the principal offices of Tellium at 2 Crescent Place, Oceanport, New Jersey 07757, as follows on the reverse, and in their discretion upon all other matters that may properly come before the Meeting by or at the direction of the Board of Directors, or at any adjournment or postponement thereof, including, if submitted to a vote of Tellium’s stockholders, a motion to adjourn or postpone the Meeting to another time and/or place for the purpose of soliciting additional proxies or satisfying the conditions to closing the merger of Tellium and Zhone Technologies, Inc.

The undersigned may revoke this proxy by filing with the Secretary of the Meeting, at or before the taking of the vote at the Meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy, for the same shares or by attending the Meeting and voting in person. Attendance at the Meeting will not by itself revoke this proxy. Any written notice of revocation or subsequent proxy must be received by the Secretary of the Meeting prior to the taking of the vote at the Meeting. The written notice of revocation or subsequent proxy should be hand delivered to the Secretary of the Meeting or should be sent so as to be delivered to Tellium at 2 Crescent Place, Oceanport, New Jersey 07757, Attention: Michael J. Losch, Secretary.

The Board of Directors recommends a vote “FOR” the issuance of Tellium common stock pursuant to the Agreement and Plan of Merger, dated as of July 27, 2003, by and among Tellium, Zebra Acquisition Corp., a newly formed, wholly owned subsidiary of Tellium, and Zhone (the “Merger Agreement”). If any other business is presented at the Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

PLEASE ALSO REFER TO THE REVERSE SIDE FOR INTERNET AND

TELEPHONE VOTING INSTRUCTIONS

Proposal 1 is more fully described in the Joint Proxy Statement/Prospectus that accompanies this proxy. You are encouraged to read the Joint Proxy Statement/Prospectus carefully.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If properly executed and no direction is given, this proxy will be voted “FOR” Proposal 1. The Board of Directors recommends a vote “FOR” Proposal 1.

Proposal 1.	To approve the issuance of Tellium common stock pursuant to the Merger Agreement. In the merger, Zebra Acquisition Corp. will merge with and into Zhone, with Zhone surviving the merger as a wholly owned subsidiary of Tellium. In exchange for their shares of Zhone stock, the former stockholders of Zhone will receive shares of Tellium common stock. The number of shares of Tellium common stock to be issued with respect to each share of Zhone common stock will be determined by a formula described in the Merger Agreement and the accompanying Joint Proxy Statement/Prospectus.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned acknowledges receipt from Tellium, prior to the execution of this proxy, of the Notice of Special Meeting and accompanying Joint Proxy Statement/Prospectus relating to the Meeting.

DATED: , 2003

Signature

Signature

Please mark, date and sign as your name(s) appear(s) to the left and return in the enclosed envelope. If acting as an executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

YOU MAY ALSO VOTE BY THE INTERNET OR TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK. YOUR INTERNET OR TELEPHONE VOTE MUST BE RECEIVED BY 12:00 MIDNIGHT, CENTRAL TIME ON                         , 2003 TO BE COUNTED IN THE FINAL TABULATION.

VOTE BY INTERNET		VOTE BY TELEPHONE		VOTE BY MAIL

Go to the following website: www.computershare.com/us/proxy Enter the information requested on your computer screen and follow the simple instructions.	OR

Call toll free 1-xxx-xxx-xxxx in the United States and Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Enter the Holder Account Number (excluding the letter “C”) and Proxy Access Number located below.

Follow the simple recorded instructions.

Option 1: to vote as the Board of Directors recommends on all proposals: Press 1

When asked, please confirm your vote by pressing 1.

Otherwise, press 0 and follow the simple recorded instructions.

			OR	Please complete, sign and date your proxy card and return it in the postage paid envelope provided.

HOLDER ACCOUNT NUMBER		PROXY ACCESS NUMBER

If you vote by the Internet or telephone, please DO NOT mail back this proxy card.